UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2022

SEALED AIR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12139	65-0654331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208

(Address of principal executive offices)

(980) 221-3235

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Exchange
Common Stock, par value $0.10 per share	SEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2022, Sealed Air Corporation (the “Company”), on behalf of itself and certain of its subsidiaries, and Sealed Air Corporation (US) (the “Borrower”) entered into an amendment and incremental assumption agreement (the “Amendment”) whereby the Company’s existing senior secured credit facility with Bank of America, N.A., as agent, and the other financial institutions party thereto, was amended. The Amendment provides for a new incremental term facility in an aggregate principal amount of $650,000,000, to be used, in part, to finance the Company’s acquisition of LB Holdco, Inc., the parent company of Liqui-Box, Inc.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as an exhibit to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment No. 1 to Fourth Amended and Restated Syndicated Facility Agreement and Incremental Assumption Agreement, dated December 8, 2022, by and among Sealed Air Corporation and certain of its subsidiaries party thereto, Bank of America, N.A., as agent, and the other financial institutions party thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALED AIR CORPORATION
Dated: December 12, 2022

	By:	/s/ Angel Shelton Willis
	Name:	Angel Shelton Willis
	Title:	Vice President, General Counsel and Secretary

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